UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report — October 3, 2006

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA	19610
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number)  Area Code (610) 373-2400

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 27, 2006, Penn National Gaming, Inc. announced that, by mutual agreement, Kevin DeSanctis, the Company’s President and Chief Operating Officer, would be departing from the Company.  In connection with Mr. DeSanctis’s departure, on October 3, 2006, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with
Mr. DeSanctis.  In accordance with the Separation Agreement, Mr. DeSanctis will be employed by the Company through February 9, 2007 (the “Employee Termination Date”) in order to continue to facilitate an orderly transition. Mr. DeSanctis will relinquish the titles of President and Chief Operating Officer effective October 9, 2006 (the “Officer Termination Date”) and will serve in a non-officer capacity through the Employee Termination Date.

Mr. DeSanctis will be paid his current base salary until the Officer Termination Date and, from the period from the Officer Termination Date until the Employee Termination Date, Mr. DeSanctis will receive $1,000 per week.  To the extent the Company’s Compensation Committee determines Mr. DeSanctis is entitled to a bonus, he will receive a bonus based on the same percentage of base salary received by peer executives, adjusted pro rata for the portion of the year he served as President and Chief Operating Officer.  The vested portion of Mr. DeSanctis’s incentive stock options will expire thirty days after the Employee Termination Date and the vested portion of Mr. DeSanctis’s non-qualified stock options will expire on the earlier of their expiration date or August 9, 2007.

Pursuant to the Separation Agreement, Mr. DeSanctis is subject to a broad non-solicitation and non-hire covenant that expires on February 9, 2009.  In addition, Mr. DeSanctis has agreed that the non-competition provisions contained in the employment agreement between Mr. DeSanctis and the Company shall continue until the Officer Termination Date.  Except for certain mutually agreed upon matters, subsequent to the Officer Termination Date, Mr. DeSanctis shall have no restrictions on his ability to compete with the Company, including Mr. DeSanctis’s previously-announced pursuit of gaming industry opportunities through Revel Entertainment.  The Separation Agreement also prohibits Mr. DeSanctis from disclosing confidential information of the Company.  In addition, Mr. DeSanctis has agreed to release the Company from, and covenanted not to sue the Company regarding, any and all claims he may have against the Company relating to or arising out of his employment with the Company except for specified customary exceptions.  The Company agreed to release Mr. DeSanctis from, and covenanted not to sue Mr. DeSanctis regarding, any claims arising prior to October 3, 2006.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this
Item 5.02.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release dated October 3, 2006, between Kevin DeSanctis and Penn National Gaming, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 6, 2006	Penn National Gaming, Inc.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and General Release dated October 3, 2006, between Kevin DeSanctis and Penn National Gaming, Inc.